Exhibit 12.01

CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                      YEAR ENDED DECEMBER 31,

EXCLUDING INTEREST ON DEPOSITS:                        1999      1998      1997      1996      1995
                                                       ----      ----      ----      ----      ----
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                         13,894    15,849    14,911    12,362    13,488
     INTEREST FACTOR IN RENT EXPENSE                     262       394       301       282       275
                                                      ------    ------    ------    ------    ------
        TOTAL FIXED CHARGES                           14,156    16,243    15,212    12,644    13,763
                                                      ------    ------    ------    ------    ------
INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES      15,948     9,269    10,750    11,087     8,914
     OTHER                                                --        --        --         1        --
     FIXED CHARGES                                    14,156    16,243    15,212    12,644    13,763
                                                      ------    ------    ------    ------    ------
        TOTAL INCOME                                  30,104    25,512    25,962    23,732    22,677
                                                      ======    ======    ======    ======    ======
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                     2.13      1.57      1.71      1.88      1.65
                                                      ======    ======    ======    ======    ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                 24,768    27,495    24,524    21,336    22,390
     INTEREST FACTOR IN RENT EXPENSE                     262       394       301       282       275
                                                      ------    ------    ------    ------    ------
        TOTAL FIXED CHARGES                           25,030    27,889    24,825    21,618    22,665
                                                      ------    ------    ------    ------    ------
INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES      15,948     9,269    10,750    11,087     8,914
     OTHER                                                --        --        --         1        --
     FIXED CHARGES                                    25,030    27,889    24,825    21,618    22,665
                                                      ------    ------    ------    ------    ------
        TOTAL INCOME                                  40,978    37,158    35,575    32,706    31,579
                                                      ======    ======    ======    ======    ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                     1.64      1.33      1.43      1.51      1.39
                                                      ======    ======    ======    ======    ======

CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                        YEAR ENDED DECEMBER 31,

EXCLUDING INTEREST ON DEPOSITS:                         1999     1998     1997       1996      1995
-------------------------------                         ----     ----     ----       ----      ----
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                           13,894  15,849    14,911    12,362    13,488
     INTEREST FACTOR IN RENT EXPENSE                       262     394       301       282       275
     DIVIDENDS--PREFERRED STOCK                            232     332       433       505       800
                                                        ------  ------    ------    ------    ------
        TOTAL FIXED CHARGES                             14,388  16,575    15,645    13,149    14,563
                                                        ------  ------    ------    ------    ------
INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES        15,948   9,269    10,750    11,087     8,914
     OTHER                                                  --      --        --         1        --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                14,156  16,243    15,212    12,644    13,763
                                                        ------  ------    ------    ------    ------
        TOTAL INCOME                                    30,104  25,512    25,962    23,732    22,677
                                                        ======  ======    ======    ======    ======
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                       2.09    1.54      1.66      1.80      1.56
                                                        ======  ======    ======    ======    ======
INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                   24,768  27,495    24,524    21,336    22,390
     INTEREST FACTOR IN RENT EXPENSE                       262     394       301       282       275
     DIVIDENDS--PREFERRED STOCK                            232     332       433       505       800
                                                        ------  ------    ------    ------    ------
        TOTAL FIXED CHARGES                             25,262  28,221    25,258    22,123    23,465
                                                        ------  ------    ------    ------    ------
INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES        15,948   9,269    10,750    11,087     8,914
     OTHER                                                  --      --        --         1        --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                25,030  27,889    24,825    21,618    22,665
                                                        ------  ------    ------    ------    ------
        TOTAL INCOME                                    40,978  37,158    35,575    32,706    31,579
                                                        ======  ======    ======    ======    ======
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                       1.62    1.32      1.41      1.48      1.35
                                                        ======  ======    ======    ======    ======